CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



  We consent to the references to our firm in the Post-Effective Amendment No. 15 to the Registration Statement on Form N-1A of LMH Fund, Ltd. and to the use of our report dated August 29, 1996 on the financial statements and financial highlights of LMH Fund, Ltd.. Such financial statements and financial highlights appear in the 1996 Annual Report to Shareholders of the Fund which are incorporated by reference into the Statement of Additional Information.


                                                         Price Waterhouse LLP


Minneapolis, MN
August 19, 1996